UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2016

First Horizon National Corporation

(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment of Bylaws

On January 26, 2016, the Company’s Board of Directors amended Section 3.2 of the Company’s Bylaws twice. The first amendment is effective immediately, and the second amendment is effective on April 26, 2016.

The first amendment to Section 3.2 decreases the size of the Company’s Board of Directors from twelve to eleven persons, effective immediately. This amendment eliminates the vacancy created by the resignation of Robert B. Carter in November 2015.

The second amendment to Section 3.2 decreases the size of the Company’s Board of Directors from eleven to ten persons, effective April 26, 2016. This amendment will eliminate the vacancy created when the term of Vicky B. Gregg, who is not standing for re-election, expires at the 2016 annual meeting of shareholders scheduled for April 26.

A copy of the Company’s Bylaws as amended effective January 26, 2016 is filed as an exhibit with this Report. In Section 3.2 of that exhibit, language in square brackets has been added (which is not part of the bylaws document) denoting the change that will become effective on April 26, 2016.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit #	Description

3.1	Bylaws of First Horizon National Corporation, as amended and restated effective January 26, 2016

All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

* * * * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: January 26, 2016	By:	/s/ Clyde A. Billings, Jr.
Senior Vice President, Assistant
General Counsel, and Corporate Secretary
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EXHIBIT INDEX

EX-3.1	Bylaws of First Horizon National Corporation, as amended and restated effective January 26, 2016